CONSENT OF COUNSEL
We hereby consent to the use of our name and to the reference to our firm under the caption “The Proposed Reorganization—Federal Income Tax Considerations” in the Joint Proxy Statement/Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-14 for AIM Growth Series (Invesco Growth Series) (File No. 333-170758).

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
December 29, 2010